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                                                                    EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




LanguageWare.net (Company) Ltd.
Colorado Springs, Colorado

We hereby consent to the incorporation by reference constituting a part of this Registration Statement on Form S-8 of our report dated March 10, 2000, (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) relating to the consolidated financial statements as of and for the year ended December 31, 1999 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ BDO Seidman, LLP

Denver, Colorado
July 18, 2000